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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated this 26th day of August, 2002 (the "Agreement"), among
J. Crew Group, Inc., a New York corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp. (the "Employer"), with offices at 770 Broadway, New York, NY, and Kenneth S. Pilot (the "Employee").


         1. Employment, Duties and Agreements.

         (a) The Employer hereby agrees to employ the Employee as its Chief Executive Officer, and the Parent agrees to cause the Employee to be elected as a member of the Board of Directors of the Parent (the "Board") and of the Board of Directors of the Employer, if any, and to serve as Parent's Chief Executive Officer, and the Employee hereby accepts such positions and agrees to serve the Employer and the Parent in such capacities during the employment period fixed by
Section 3 hereof (the "Employment Period"). The Employee shall report to the Board and shall have such duties, authority and responsibilities as are consistent with his position as chief executive officer. During the Employment Period, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and of the Employer that are not inconsistent with his position.

         (b) During the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Employer.

         (c) During the Employment Period, the Employee may not, without the prior written consent of the Employer, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an employee of the Employer), provided that it shall not be a violation of the foregoing or of
Section 1(b) above for the Employee to (i) act or serve as a director, trustee or committee member of any civic or charitable organization, or (ii) manage his personal, financial and legal affairs, so long as such activities (described in clauses (i) and (ii)) do not interfere with the performance of his duties and responsibilities to the Employer as provided hereunder.

         2. Compensation.

         (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, pursuant to the Employer's normal and customary payroll procedures, a base salary (the "Base Salary") at the rate of $700,000 per annum, as may be increased hereunder or by the Board. If the Target Performance Objectives (as defined below) for the fiscal year ended January 2004 are achieved, the Base Salary shall be increased to not less than the rate of $800,000 per annum for the fiscal year ended January 2005 and thereafter. The Board shall review the Employee's Base Salary at the end of the fiscal year ended January 2006 and each fiscal year thereafter and may (but is not required to) increase (but not decrease) the Base Salary.

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         (b) In addition to the Base Salary, during the Employment Period the
Employee shall have an opportunity to earn an annual bonus (the "Bonus") with a target amount of 85% of Base Salary based on the achievement of annual performance objectives which shall be established and approved by the Board or any authorized committee thereof for the Employee and the other members of the management team of the Employer. Such bonus shall be paid no later than April 15 of the following year. The Bonus shall equal forty-two and a half percent (42.5%) of Base Salary if the "Threshold Performance Objectives" are achieved, eighty-five percent (85%) of Base Salary if the "Target Performance Objectives" are achieved, and one-hundred-seventy percent (170%) of Base Salary if the "Stretch Performance Objectives" are achieved. The Employee shall have the option (to be exercised in his sole discretion) of receiving up to fifty percent of the Bonus payable in any year in fully vested shares of Parent common stock (the imputed value of which, as of the date such bonus would have been paid or as soon as practicable thereafter, shall be the Fair Market Value (as defined in the J. Crew Group, Inc. 1997 Stock Option Plan (the "Option Plan"), but in no event will such imputed value be less than $6.82 per share), and the Employee shall be given an opportunity to defer a portion or all of the Bonus that would be payable in shares of Parent common stock for up to five years from the date it would have otherwise been paid, provided such election is made at least six months prior to the end of the fiscal year to which such Bonus relates. The term of the deferral will be set forth in a separate Senior Executive Deferred Compensation Plan, which the Employer will adopt prior to any such deferral. In respect of the fiscal year ended January 2003, the Bonus shall be at least equal to eighty-five percent (85%) of the Base Salary, prorated from the Effective Date through the end of the fiscal year, regardless of whether the performance objectives for such fiscal year are achieved. In respect of the fiscal year ended January 2004, the Bonus shall be at least equal to fifty percent (50%) of Target, which is equal to forty-two and one half percent (42.5%) of Base Salary, regardless of whether the performance objectives for such fiscal year are achieved. If the Target Performance Objectives for the fiscal year ended January 2004 are achieved, the Bonus in respect of the fiscal year ended January 2005 and thereafter shall be increased to fifty percent (50%) of Base Salary if the Threshold Performance Objectives are achieved and one hundred percent (100%) of Base Salary if the Target Performance Objectives are achieved; such Bonus shall remain at one-hundred-seventy percent (170%) of Base Salary for the achievement of the Stretch Performance Objectives.

         (c) As soon as practicable after the Effective Date (as defined in Section 3 below) but in no event later than ten (10) days after the Effective Date, the Employer will pay the Employee $100,000 (the "Signing Bonus"); provided that the Employee will be required to immediately pay back 100% of such Signing Bonus in the event he is terminated for Cause or voluntarily terminates his employment hereunder (other than for Good Reason as defined below) prior to the first anniversary of the Effective Date, and that the Employee will be required to immediately pay back 50% of such Signing Bonus in the event he is terminated for Cause (as defined below) or voluntarily terminates his employment hereunder (other than for Good Reason as defined below) on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date; provided, further, that to the extent the Employee fails to pay back any portion of the Signing Bonus as provided herein, the Employer shall have the right to offset any other payments provided hereunder or otherwise owed to the Employee.

         (d) As soon as practicable after the Effective Date (as defined in Section 3 below) but in no event later than ten (10) days after the Effective Date, the Employer will pay the Employee $420,000 (the "Make Whole Payment"); provided that the Employee will be required to immediately pay back 100% of such Make Whole Payment in the event he is terminated for Cause or voluntarily terminates his employment hereunder (other than for Good Reason as defined below) prior to the first anniversary of the Effective Date, and that the Employee will be required to immediately pay back 50% of such Make Whole Payment in the event he is terminated for Cause (as defined below) or voluntarily

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terminates his employment hereunder (other than for Good Reason as defined below) on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date; provided, further, that to the extent the Employee fails to pay back any portion of the Make Whole Payment as provided herein, the Employer shall have the right to offset any other payments provided hereunder or otherwise owed to the Employee. In addition, on each of the first and second anniversaries of the Effective Date, the Employer will pay the Employee $60,000, provided the Employee is actively employed with the Employer on each such anniversary (unless the Employee's employment is terminated by reason of the Employee terminating his employment for Good Reason or the Employer terminating his employment without Cause in which case such amounts shall be paid as scheduled).

         (e)    (i)   On or as soon as practicable after the Effective Date, the
Parent shall grant the Employee a ten-year option (the "Initial Option") to purchase 150,000 shares of common stock of the Parent at an exercise price of $6.82 per share, which shall vest and become exercisable as follows: twenty-five percent (25%) shall become exercisable on each of the first, second, third and fourth anniversaries of the Effective Date; provided that the Employee is still employed by the Employer on each such anniversary.

                (ii) If the Board-approved budgeted EBITDA targets for the fiscal year ended January 2004 are achieved, the Employer will, no later than May 31, 2004, grant the Employee a ten-year option (the "Additional Option", and together with the Initial Option, the "Options") to purchase 25,000 shares of common stock of the Parent at an exercise price equal to the then Fair Market Value (as defined in the Option Plan) of such common stock (but in no case less than $6.82 per share), which shall vest and become exercisable at a rate of twenty-five percent (25%) on each of the first, second, third and fourth anniversaries of the date of grant; provided that the Employee is still employed by the Employer on each such anniversary.

                (iii) The Options shall be subject to and governed by the Option Plan (a copy of which has been provided to the Employee) and shall be evidenced by stock option grant agreements as provided under the Option Plan.

         (f)    (i)   As soon as practicable after the Effective Date, the
Employer shall cause the Parent to grant to the Employee 70,000 shares of common stock of the Parent (the "Granted Shares"). The Employer, the Parent or their designees shall have the right to purchase one hundred percent (100%) of the Granted Shares for $1.00 per share if the Employee's employment is terminated for Cause or the Employee voluntarily resigns (other than for Good Reason) prior to the first anniversary of the Effective Date, and the Employer shall have the right to repurchase fifty percent (50%) of the Granted Shares for $1.00 per share if the Employee's employment is terminated for Cause or the Employee voluntarily resigns (other than for Good Reason) on or after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date.

                (ii) As soon as practicable after the Effective Date, the Employer will cause the Parent to grant the Employee 35,000 restricted shares of common stock of the Parent (the "Restricted Shares"), which shall vest as follows: 25% of such shares shall vest on each of the first, second, third and fourth anniversaries of the date of grant if the Employee is actively employed with the Employer on each such anniversary.

                (iii) The Employee shall execute an Internal Revenue Code
Section 83(b) election with respect to the Granted Shares and the Restricted Shares. The Granted Shares and the Restricted Shares may be held in escrow until the forfeiture provisions described above have expired.

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         (g) All shares of common stock of the Parent acquired by the Employee pursuant to this Agreement or otherwise shall be subject to the Stockholders' Agreement attached to the Option Plan as Exhibit B, including without limitation the Parent's call rights provided therein.

         (h) During the Employment Period: (i) the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Employer and fringe benefits of the Employer which are made available generally to other executive officers of the Employer and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Employer which are made available generally to other executive officers of the Employer (for the avoidance of doubt, such plans, practices, policies or programs shall not include any plan, practice, policy or program which provides benefits in the nature of severance or continuation pay).

         (i) During the Employment Period, the Employee shall be entitled to paid vacation of at least five weeks per year. The Employee shall not be permitted to carry forward vacation time from year to year.

         (j) With respect to the Employee's relocation to the New York area, the Employer will provide the following benefits or reimbursements of expenses:

                (i) If required, the Employer will provide the Employee with temporary living quarters in the New York area for up to six months after the Effective Date (in particular, the Employee may utilize the two-bedroom apartment that the Employer currently leases near the Employer's headquarters or, at the Employee's option, he may find other suitable housing at substantially the same cost of $7,500 per month).

                (ii) If required, the Employer will provide round-trip business class airline tickets, purchased through the Employer's travel service, for up to three trips for the Employee's wife and child during the Employee's first six months of employment in connection with finding suitable housing.

                (iii) With respect to the Employee's primary residence in the San Francisco area, the Employer will (A) cause its standard relocation firm to purchase such residence; (B) pay the reasonable selling commission; and (C) reimburse the Employee for the Loss on such residence, up to a maximum (in the case of (C)) of $100,000. "Loss" shall be calculated according to the Employer's standard relocation policy, and shall generally mean the excess, if any, of the original purchase price of the residence plus amounts paid by the Employee to make capital improvements to such residence (excluding ordinary repairs), over the amount received for the residence inclusive of reimbursed selling costs.

                (iv) The Employer will reimburse the Employee for all reasonable costs associated with the purchase of a primary residence in the New York metropolitan area, including closing costs (except mortgage points).

                (v) The Employer will reimburse the Employee for all reasonable, standard costs of moving the Employee's home furnishings and personal belongings approved by the Employer in advance, which approval shall not be unreasonably withheld.

                (vi) The Employer will provide standard and reasonable meal reimbursement for the Employee for the first ninety (90) days of the Employee's employment with the Employer.

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               (vii) In accordance with the Employer's Relocation Benefits
Program, the relocation benefits described in this Section 2(i) will be grossed up, subject to a limit of $50,000 in the aggregate, to the extent they are taxable to the Employee.

         (k) The Employer shall promptly reimburse the Employee for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Employer's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Employer. In addition, the Employer will cause the Texas Pacific Group to make office space available to the Employee at its San Francisco offices when the Employee is in the San Francisco area.

         (l) Following receipt of an invoice or similar notice from the Employee, the Employer shall promptly pay the Employee's reasonable attorneys' and financial advisor's fees and expenses incurred in connection with the preparation of this Agreement, not to exceed $15,000 in the aggregate.

         (m) The Employer shall reimburse the Employee for annual tax advisor fees, not to exceed $5,000 each year.

         (n) In addition to the indemnification of the Employee as provided for under the Parent's and the Employer's certificates of incorporation and by-laws, the Employer and the Parent shall provide, at their expense, the Employee with coverage under their directors' and officers' liability insurance policy at the same level provided the other directors and officers of the Employer and the Parent. The Parent and the Employer shall indemnify the Employee to the extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director, officer or employee of the Employer or the Parent or any of their respective subsidiaries, including without limitation actions related to the Employee serving as a fiduciary of employee benefit plans maintained by the Employer or the Parent (whether or not he continues to be a director, officer or employee at the time of incurring such expenses or liabilities), if such action is brought against the Employee in his capacity as an officer, director or employee of the Employer or the Parent or any of their respective subsidiaries. Indemnification shall not extend to actions commenced by the Employee or to matters as to which the Employee is finally adjudged to be liable for willful misconduct in the performance of his duties. The provisions of this Section 2(n) shall survive the termination of the Employee's employment.

         3. Employment Period.

         The Employment Period shall commence on September 9, 2002 (the "Effective Date") and shall terminate on the day preceding the fifth anniversary of the Effective Date (the "Scheduled Termination Date"). Notwithstanding the foregoing, the Employee's employment hereunder may be terminated during the Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated).

         (a) Death. The Employee's employment hereunder shall terminate upon his death.

         (b) Disability. The Employer shall be entitled to terminate the Employee's employment hereunder for "Disability" if, as a result of the Employee's incapacity due to physical or mental illness or injury, the Employee shall have been unable to perform his duties hereunder for a period of one-hundred eighty (180) consecutive days, and within thirty (30) days after Notice of Termination (as

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defined in Section 4 below) for Disability is given following such 180-day period the Employee shall not have returned to the performance of his duties on a full-time basis.

         (c) Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) a material violation by the Employee of any of the provisions of this Agreement which is not cured by the Employee within twenty (20) days of written notice thereof by the Employer; (ii) the failure by the Employee to attempt in good faith to reasonably and substantially perform his duties hereunder (other than as a result of physical or mental illness or injury), after the Employer delivers to the Employee a written demand for reasonable and substantial performance that specifically identifies the manner in which the Employer believes that the Employee has not reasonably and substantially performed the Employee's duties and provides the Employee fifteen (15) days to cure such non-performance; (iii) the Employee's willful misconduct or gross negligence in connection with his duties (including without limitation the Employee's willful violation of the Sarbanes-Oxley Act of 2002) which is materially injurious to the Employer; or (iv) the indictment of the Employee for a felony (other than as a result of a traffic infraction or vicarious liability). If, within ninety (90) days after the Employee's termination of employment hereunder other than for Cause, new facts come to the attention of the Board that would have entitled the Board to terminate the Employee's employment for Cause as a result of his willful misconduct pursuant to clause (iii) above, the Employee's employment shall, at the election of the Board, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred, provided that the Employee shall have the right to challenge the accuracy and impact of such facts in arbitration pursuant to Section 11(j) hereof.

         (d) Without Cause; for Good Reason. The Employer may terminate the Employee's employment hereunder during the Employment Period without Cause, and the Employee may terminate his employment hereunder during the Employment Period for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean: (i) a material diminution of the authority, duties or responsibilities of the Employee as provided in Section 1 hereof; (ii) a diminution in the Employee's title; (iii) removal of the Employee from, or failure to elect the Employee to, the Board or to the Board of Directors of the Employer, if any such Board exists and is functioning; or (iv) a material breach of any provision of this Agreement by the Employer or the Parent, provided that in each of clause
(i) through (iv), the Employee serves notice on the Employer specifically identifying the conduct that the Employee believes constitutes Good Reason and gives the Employer fifteen (15) days to cure such conduct; or (v) a relocation of the primary office of the Employee from the New York City metropolitan area, and in each of clause (i) through (v), without the prior written consent of the Employee.

(e) Voluntarily. The Employee may voluntarily terminate his employment hereunder, provided that the Employee provides the Employer with notice of his intent to terminate his employment at least forty-five (45) days in advance of the Date of Termination (as defined in Section 4 below).

         4. Termination Procedure.

         (a) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to Section 3(a)) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 11(a).

         (b) Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is

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terminated pursuant to Section 3(b), thirty (30) days after Notice of
Termination, (iii) if the Employee voluntarily terminates his employment, the date specified in the notice given pursuant to Section 3(e) herein which shall not be less than forty-five (45) days after the Notice of Termination and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the parties, after the giving of such notice) set forth in such Notice of Termination.

         5. Termination Payments.

         (a) Without Cause or For Good Reason. In the event of the termination of the Employee's employment during the Employment Period by the Employer without Cause or by the Employee for Good Reason, in addition to the Employee's accrued but unused vacation and his Base Salary through the Date of Termination (to the extent not theretofore paid) and any unpaid payments described in
Section 2(c) hereof to which the Employee is entitled, the Employee shall be entitled to (i) any Bonus (as described in Section 2(b) herein) earned by the Employee in respect of the fiscal year ending before the Date of Termination, and (ii) a lump-sum payment payable within ten (10) days after the Date of Termination equal to two times the Employee's then current Base Salary. The payments provided in clauses (i) and (ii) hereof are subject to and conditioned upon the Employee executing a valid general release and waiver (in substantially the form attached hereto), waiving all claims the Employee may have against the Employer, its successors, assigns, affiliates, employees, officers and directors. Except as provided in this Section 5(a), the Employer shall have no additional obligations under this Agreement (except as specifically provided elsewhere in this Agreement).

         (b) Disability or Death. If the Employee's employment is terminated during the Employment Period as a result of the Employee's death or Disability, the Employer shall pay the Employee or the Employee's estate, as the case may be, within thirty (30) days following the Date of Termination, the Employee's accrued but unused vacation and his Base Salary through the Date of Termination (to the extent not theretofore paid). In addition, the Employee shall be entitled to (i) any Bonus (as described in Section 2(b) herein) earned by the Employee in respect of the fiscal year ending before the Date of Termination, and (ii) a pro rata Bonus for the fiscal year in which the Date of Termination occurs equal to the product of the Bonus that the Employee would have earned for such fiscal year pursuant to Section 2(b) herein and a fraction, the numerator of which is the number of calendar days beginning on the first day of the Employer's fiscal year in which the Date of Termination occurs and ending on and including the Date of Termination and the denominator of which is 365. Except as provided in this Section 5(b), the Employer shall have no additional obligations under this Agreement (except as specifically provided elsewhere in this Agreement).

         (c) Termination on the Scheduled Termination Date. If the Employee's employment is terminated on the Scheduled Termination Date other than for Cause, the Employer shall pay the Employee, within thirty (30) days following the Scheduled Termination Date, the Employee's accrued but unused vacation and his Base Salary through the Date of Termination (to the extent not theretofore paid). In addition, the Employee shall be entitled to a pro rata Bonus for the fiscal year in which the Scheduled Termination Date occurs equal to the product of the Bonus that the Employee would have earned for such fiscal year pursuant to Section 2(b) herein and a fraction, the numerator of which is the number of calendar days beginning on the first day of the Employer's fiscal year in which the Scheduled Termination Date occurs and ending on and including the Scheduled Termination and the denominator of which is 365. Except as provided in this
Section 5(c), the Employer shall have no additional obligations under this Agreement (except as specifically provided elsewhere in this Agreement).

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         (d)  Cause or Voluntarily. If the Employee's employment is terminated during the Employment Period by the Employer for Cause or voluntarily by the Employee (other than for Good Reason), the Employee shall be entitled to the Employee's accrued but unused vacation and his Base Salary through the Date of Termination (to the extent not theretofore paid). Except as provided in this
Section 5(d), the Employer shall have no additional obligations under this Agreement (except as specifically provided elsewhere in this Agreement).

         (e) (i) In the event the Employee is subject to excise taxes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar excise taxes or penalties under any successor provision to
Section 280G of the Code or any similar state excise tax as a result of a change in control of the Employer or the Parent, the Employee will have the option (to be exercised in his sole discretion) to waive any portion of any payments or benefits due hereunder in order to avoid any such excise tax.

              (ii) In the event that the Parent is contemplating a transaction that could cause it or the Employer to be considered to have experienced an event within the meaning of Section 280G(b)(2)(A)(i) of the Code, upon receipt from the Employee of a written request, in which he agrees to waive any portion of the payments and benefits (including equity acceleration) to which he could be entitled contingent on such transaction (within the meaning of such Code
Section 280G), the Parent shall, in conformity with the requirements set forth at Q&A 7 of Prop. Reg. Section 1.280G-1, use its reasonable best efforts to seek approval from the stockholders of the Parent of payment of such payments or benefits. Nothing herein is intended to represent or ensure that such approval will be obtained.

         6. Non-Solicitation.

         During the Employment Period and for a period of one year following the Date of Termination, the Employee hereby agrees not to, directly or indirectly, solicit or hire or assist any other person or entity in soliciting or hiring any employee of the Parent, the Employer or any of their subsidiaries to perform services for any entity (other than the Parent, the Employer or their subsidiaries), or attempt to induce any such employee to leave the employ of the Parent, the Employer or their subsidiaries; provided that the Employee shall be permitted to solicit and hire the employee of the Employer who served as the Employee's administrative assistant immediately prior to the Date of Termination; provided, further that the Employee shall be permitted to provide references for employees of the Parent or Employer who have indicated they are seeking employment with another entity independent of any action by the Employee.

         7. Non-Compete.

         The Employee hereby agrees that, during the Employment Period and for a one-year period thereafter, the Employee (i) shall not engage (either as owner, investor, partner, employer, employee, consultant or director) in or otherwise perform services for any Competitive Business which operates within a 100 mile radius of the location of any store of the Employer or its affiliates or in the same area as the Employer directs its mail order operations or any other area in which the Employer or any of its subsidiaries conducts business or in which the Employer or any of its subsidiaries' customers are located as of the Date of Termination, provided that the foregoing restriction shall not prohibit the Employee from owning a passive investment of not more than 5% of the total outstanding securities of any publicly-traded company and (ii) shall not solicit or cause another to solicit any customers or suppliers of the Employer or any of its subsidiaries to terminate or otherwise adversely modify their relationship with the Employer or any such subsidiary. The term "Competitive Business" means the

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retail, mail order and internet apparel and accessories business and any other business of the Employer or its affiliates on the Date of Termination.

         8. Confidentiality; Non-Disclosure; Non-Disparagement.

         (a) The Employee hereby agrees that, during the Employment Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Employer and its affiliates, except that he may disclose such information pursuant to law, court order, regulation or similar order. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Employer or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers' or trade secrets.

         (b) The Employee hereby agrees that, upon the termination of the Employment Period, he shall not take, without the prior written consent of the Employer, any drawing, blueprint, specification or other document (in whatever form) of the Employer or its affiliates, which is of a confidential nature relating to the Employer or its affiliates, or, without limitation, relating to its or their methods of distribution, or any description of any formulas or secret processes and will return any such information (in whatever form) then in his possession.

         (c) During the Employment Term and for the one-year period thereafter, the Employee hereby agrees not to materially defame or disparage the Employer, the Parent or their respective affiliates, and their officers, directors, members or employees, and the Employer and the Parent hereby agree that it shall not materially disparage or defame the Employee through any official statement of the Employer or Parent or through any director or executive officer of the Parent or the Employer, in each case except as required by law, court order, regulation or similar order, provided that, in the event the Employee's employment is terminated for Cause, the Employer and the Parent shall be permitted, in its discretion, to disclose the facts and circumstances surrounding such termination, and the Employee shall be permitted to defend himself.

         9. Injunctive Relief.

         It is impossible to measure in money the damages that will accrue to the Employer in the event that the Employee breaches any of the restrictive covenants provided in Sections 6, 7 and 8 hereof. In the event that the Employee breaches any such restrictive covenant, the Employer shall be entitled to an injunction restraining the Employee from violating such restrictive covenant. If the Employer shall institute any action or proceeding to enforce any such restrictive covenant, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Employer has an adequate remedy at law.

         10. Representations.

         (a) The parties hereto hereby represent that they each have the authority to enter into this Agreement, and the Employee hereby represents to the Employer that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Employee is a party.

         (b) The Employee hereby represents to the Employer that he will not utilize or disclose any confidential information obtained by the Employee in connection with his former employment with respect to his duties and responsibilities hereunder, and the Employer covenants that it will not ask the Employee to do so.

         11. Miscellaneous.

         (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

         If to the Employer:

         J. Crew Group, Inc.
         770 Broadway, Twelfth Floor
         New York, New York 10003

         Attention:  Board of Directors and Secretary

         with a copy to:

         Paul Shim, Esq.
         Cleary, Gottlieb, Steen & Hamilton
         One Liberty Plaza
         New York, NY  10006

If to the Employee, to the address on record with the Employer; or, for either party, to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         (b) This Agreement shall constitute the entire agreement among the parties hereto with respect to the Employee's employment hereunder, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's employment (it being understood that any stock options granted to the Employee shall be governed by the Option Plan and related stock option grant agreement and that all shares of Common Stock acquired by the Employee will be subject to the Stockholders' Agreement.)

         (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         (d) The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

         (e) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employee.

         (ii) The Parent and Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent and/or Employer to assume this Agreement in the same manner and to the same extent that the Parent or Employer would have been required to perform it if no such succession had taken place, and shall deliver to the Employee a copy of any document(s) embodying any such assumption. No other assignment of this Agreement may be made by the Parent or the Employer. As used in the Agreement, "the Employer" shall mean both the Employer as defined above and any such successor that assumes this Agreement, by operation of law or otherwise, and "the Parent" shall mean both the Parent as defined above and any such successor that assumes this Agreement, by operation of law or otherwise.

         (f) The Employer and the Parent shall be jointly and severally liable for the obligations of either under this Agreement.

         (g) Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by Employer shall be implied by Employer's forbearance or failure to take action.

         (h) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation, (it being understood, that the Employee shall be responsible for payment of all taxes in respect of the payments and benefits provided herein).

         (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of law.

         (j) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof or any agreements relating hereto or contemplated herein or the interpretation, breach, termination, validity or invalidity hereof shall be settled exclusively and finally by arbitration; provided that neither the Employer nor the Parent shall be required to submit claims for injunctive relief to enforce the covenants contained in Sections 6, 7 and 8 of this Agreement to arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"), except as amplified or otherwise varied hereby. The Employer and the Employee jointly shall appoint one individual to act as arbitrator within thirty (30) days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the President of the New York Bar Association and shall be a person who maintains his or her principal place of business in the New York metropolitan area and shall be an attorney, accountant or other professional licensed to practice by the State of New York who has substantial experience in employment and executive compensation matters. All fees and expenses of such arbitrator shall be shared equally by the Employer and the Employee. The situs of the arbitration shall be

New York City. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The arbitration award shall be paid within thirty (30) days after the award has been made. Judgment upon the award may be entered in any federal or state court having jurisdiction over the parties and shall be final and binding. Each party shall be required to keep all proceedings related to any such arbitration and the final award and judgment strictly confidential; provided that either party may disclose such award as necessary to enter the award in a court of competent jurisdiction or to enforce the award, and to the extent required by law, court order, regulation or similar order

         (k) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         (l) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                           J. CREW GROUP, INC.

                                           /s/ Dick Boyce
                                           _____________________________________
                                           Name: Dick Boyce
                                           Title: Chairman, Compensation
                                                  Committee

                                           J. CREW OPERATING CORP.

                                           /s/ David Kozel
                                           _____________________________________
                                           Name: David Kozel
                                           Title: Executive Vice-President,
                                                  Human Resources


                                           /s/ Kenneth S. Pilot
                                           _____________________________________
                                           Kenneth S. Pilot

                                                                      Attachment

               SEPARATION AGREEMENT AND GENERAL RELEASE AND WAIVER
               ---------------------------------------------------

          This Separation Agreement and General Release and Waiver (this "Agreement") is made as of [DATE], among J. Crew Group, Inc., a New York
 ---------
corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp.
                  ------
(the "Employer," and together with the Parent, "Crew"), with offices at 770
      --------                                  ----
Broadway, New York, NY, and Kenneth S. Pilot (the "Employee").
                                                   --------

          WHEREAS, Crew engaged the Employee to be the Chief Executive Officer of the Employer and the Parent;

          WHEREAS, the Employee, the Parent and the Employer are parties to an Employment Agreement dated August 26, 2002 (the "Employment Agreement");
                                                 --------------------

          WHEREAS, Section 5(a) of the Employment Agreement provides that, as a condition to the receipt of certain benefits described therein, the Employee shall be required to execute a general release of claims in the form appended to the Employment Agreement;

          WHEREAS, the parties wish to confirm the termination of the Employee's employment with Crew and set forth their agreement as to the manner in which the Employee's employment with Crew will be closed out;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Crew and the Employee agree as follows:

          1.   Termination of Employment. The parties hereto hereby agree that
               -------------------------
the Employee's employment with Crew terminated on [_______] (the "Date of
                                                                  -------
Termination"). The Employee hereby resigns, effective as of the Date of
-----------
Termination, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with Crew and its affiliates and agrees to execute all additional documents and takes such further steps as may be required to effectuate such resignation.

          2.   Certain Payments and Benefits.
               -----------------------------

          (a) Pursuant to Section 5(a) of the Employment Agreement, Crew shall pay the Employee $[______], which represents two times the Employee's current base salary of $[_______] (the "Termination Payment")[, and shall also pay
                                -------------------
$[______], representing the Employee's accrued obligations].

          (b) The Termination Payment shall be reduced by any required tax withholding. The Termination Payment shall not be taken into account as compensation and no service credit shall be given after the Date of Termination for purposes of determining the benefits payable to the Employee or the Employee's family under any plan, program, agreement or arrangement of Crew. The Employee acknowledges that, except for the Termination Payment, he is not entitled to any payment in the nature of severance or termination pay from Crew.

          (c) The Employee shall be entitled to any benefit to which the Employee may be entitled under any tax qualified pension plan of Crew or its affiliates, continuation of health insurance benefits, at the Employee's cost, to the extent provided in Section 4980B of the Internal Revenue Code of 1986 and
Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as "COBRA") and any other similar benefits required to be provided by law.

          3.   General Release and Waiver
               --------------------------

          (a) The Employee hereby releases, remises and acquits the Employer, the Parent and all of their respective affiliates, and their respective officers, directors, shareholders, members, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns, jointly and severally, from any and all claims, known or unknown, which the Employee or the Employee's heirs, successors or assigns have or may have against any of such parties arising on or prior to the date this Agreement is executed by the Employee and any and all liability which any of such parties may have to the Employee, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however, denominated, including but not limited to, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. ss. 1981, the New York Human Rights Law, N.Y. Exec. Law Article 15 et seq., New York Executive Law ss. 296, ss. 8-107 of the Administrative Code and Charter of New York City, or any other federal, state or local law and any workers' compensation or disability claims under any such laws or claims under any contract (including without limitation the Employment Agreement). This release relates to any and all claims, including without limitation claims arising from and during the Employee's employment relationship with the Employer, the Parent and their respective affiliates or as a result of the termination of such relationship. The Employee further agrees that the Employee will not file or permit to be filed on the Employee's behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Employee's right to file a charge with the Equal Employment Opportunity Commission (the "EEOC") in connection with any claim he
                                        ----
believes he may have against the Employer, the Parent or their respective affiliates. However, by executing this Agreement, the Employee hereby waives the right to recover in any proceeding the Employee may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Employee's behalf. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This release shall not apply to any obligation of the Employer, the Parent or their respective affiliates pursuant to this Agreement or any rights in the nature of indemnification (including without limitation pursuant to Crew's directors' and officer's liability insurance policy) which the Employee may have with respect to claims against the Employee relating to or arising out of his employment with the Employer, the Parent or their respective affiliates.

          (b) The Employee acknowledges that the Termination Payment constitutes good and valuable consideration for the release contained in this
Section 3.

          4.   Confidentiality of Agreement. The Employee and Crew shall keep
               ----------------------------
the terms of this Agreement confidential and shall not directly or indirectly disseminate any information (in any form) regarding this Agreement to any person or entity except as may be agreed to in writing by the other party. Notwithstanding the foregoing, either party may disclose the information described herein, to the extent compelled to do so by lawful service of process, subpoena, court order, or as otherwise compelled to do by law, including full and complete disclosure in response thereto, in which event such party agrees to provide the other party with a copy of the document(s) seeking disclosures of such information promptly upon receipt of such document(s) and prior to disclosure of any such information, so that the other party may, upon notice to the first party, take such action as it deems to be necessary or appropriate in relation to such subpoena or request. The obligations under this Section 4 shall cease for both parties at such time that this document (once executed by both parties) is filed publicly with the Securities and Exchange Commission.

          5.   Incorporation by Reference. The following sections of the
               --------------------------
Employment Agreement are hereby incorporated by reference as if repeated herein:
Section 2(n) (relating to indemnification); Section 6 ("Non-Solicitation");
Section 7 ("Non-Compete"), as agreed by the parties; Section 8
("Confidentiality; Non-Disclosure; Non-Disparagement"); Section 9 ("Injunctive Relief"); and Section 11(j) (relating to arbitration).

          6.   Certain Forfeitures in Event of Breach. The Employee acknowledges
               --------------------------------------
and agrees that, notwithstanding any other provision of this Agreement, in the event the Employee materially breaches any of his obligations under Section 3 of this Agreement, the Employee will forfeit his right to receive the Termination Payment to the extent not theretofore paid to him as of the date of such breach and, if already made as of the time of breach, the Employee agrees that he will reimburse Crew, immediately, for the amount of such payment.

          7.   No Admission. This Agreement does not constitute an admission of
               ------------
liability or wrongdoing of any kind by Crew or its affiliates.

          8.   Heirs and Assigns. The terms of this Agreement shall be binding
               -----------------
on the parties hereto and their respective successors and assigns.

          9.   General Provisions
               ------------------

          (a) Integration. This Agreement constitutes the entire understanding of Crew and the Employee with respect to the subject matter hereof and supersedes all prior understandings, written or oral, including without limitation the Employment Agreement. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of Crew or the Employee to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          (b) Choice of Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without regard to its choice of law provisions.

          (c) Construction of Agreement. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

          (d) Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          (e) Notice. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

          If to Crew:

          J. Crew Group, Inc.
          770 Broadway, Twelfth Floor
          New York, New York 10003

          Attention: Board of Directors and Secretary

          with a copy to:

          Paul Shim, Esq.
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, NY  10006

If to the Employee, to the address on record with Crew; or, for either party, to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

          10.  Knowing and Voluntary Waiver. The Employee acknowledges that, by
               ----------------------------
the Employee's free and voluntary act of signing below, the Employee agrees to all of the terms of this Agreement and intends to be legally bound thereby.


          The Employee understands that he may consider whether to agree to the terms contained herein for a period of twenty-one days after the date hereof. Accordingly, the

Employee may execute this Agreement by [________], to acknowledge his understanding of and agreement with the foregoing. However, the Termination Payment provided herein will be delayed until this Agreement is executed and returned to Crew. The Employee acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

          This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Employee (the "Effective Date"). During the seven-day period prior to the Effective Date, the
                                                            --------------
Employee may revoke his agreement to accept the terms hereof by indicating in writing to Crew his intention to revoke. If the Employee exercises his right to revoke hereunder, he shall forfeit his right to receive any of the benefits provided for herein, and to the extent such payments have already been made, the Employee agrees that he will immediately reimburse Crew for the amounts of such payment.

          The Employee acknowledges that, by his free and voluntary act of signing below, he agrees to all of the terms of this Release and intends to be legally bound thereby.

          IN WITNESS WHEREOF, the Employer and the Parent have caused this Agreement to be signed by their duly authorized representatives and the Employee has signed this Agreement has of the day and year first above written.

                                J. CREW GROUP, INC.


                                ------------------------------------------------
                                Name:
                                Title:

                                J. CREW OPERATING CORP.


                                ------------------------------------------------
                                Name:
                                Title:



                                ------------------------------------------------
                                Kenneth S. Pilot

Acknowledgment
--------------

          STATE OF ___________________)
                                        ss:
          COUNTY OF___________________)

On the ____ day of __________, ____, before me personally came ______________
who, being by me duly sworn, did depose and say that he resides at ___________________________; and did acknowledge and represent that he has had an opportunity to consult with attorneys and other advisers of his choosing regarding the Separation Agreement and General Release and Waiver attached hereto, that he has reviewed all of the terms of the Separation Agreement and General Release and Waiver and that he fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein.


____________________________
Notary Public

Date: ______________________